                                                                     Exhibit 4.3

                         FRONTIERVISION HOLDINGS, L.P.
                  FRONTIERVISION HOLDINGS CAPITAL CORPORATION


                                 $237,650,000


                    11 7/8% Senior Discount Notes due 2007


                              Purchase Agreement


                                                              September 16, 1997

J.P. Morgan Securities Inc.
Chase Securities Inc.
CIBC Wood Gundy Securities Corp.
First Union Capital Markets Corp.
c/o      J.P. Morgan Securities Inc.
         60 Wall Street
         New York, New York  10260-0060


Ladies and Gentlemen:

          FrontierVision Holdings, L.P., a Delaware limited partnership (the "Company"), and FrontierVision Holdings Capital Corporation, a Delaware
 -------
corporation and a wholly owned subsidiary of the Company ("Capital" and,
                                                           -------
together with the Company, the "Issuers"), propose to issue and sell to J.P.
                                -------
Morgan Securities Inc., Chase Securities Inc., CIBC Wood Gundy Securities Corp. and First Union Capital Markets Corp. (the "Initial Purchasers") $237,650,000
                                            ------------------
aggregate principal amount at maturity of their 11 7/8% Senior Discount Notes due 2007 (the "Securities"). The Securities will be issued pursuant to the
               ----------
provisions of an Indenture (the "Indenture") to be dated as of September 19,
                                 ---------
1997 between the Issuers and U.S. Bank National Association (d/b/a Colorado National Bank), as Trustee (the "Trustee").
                                 -------

          The offering and sale of the Securities to the Initial Purchasers will be made without registration under the Securities Act of 1933, as amended (the "Securities Act"), in reliance upon the exemption therefrom provided by Section
 --------------
4(2) of the Securities Act. Holders of Securities will have the benefits of a Registration Rights Agreement to be dated as of September 19, 1997 among the Issuers and the Initial Purchasers, substantially in the form attached hereto as Exhibit A (the "Registration Rights
                                             ---------       -------------------
Agreement"). This Agreement, the Indenture, the Securities and the Registration
---------
Rights Agreement are collectively referred to herein as the "Offering
                                                             --------
Agreements."
----------

          The Issuers hereby agree with the Initial Purchasers as follows:

          1. The Issuers agree to issue and sell the Securities to the Initial Purchasers as hereinafter provided, and each Initial Purchaser, upon the basis of the representations and warranties herein contained, but subject to the conditions hereinafter stated, agrees to purchase, severally and not jointly, from the Issuers the respective principal amount at maturity of Securities set forth opposite such Initial Purchaser's name in Schedule I hereto at a price
                                                ----------
(the "Purchase Price") equal to 60.909% of their principal amount at maturity.
      --------------

          2. The Issuers understand that the Initial Purchasers intend (i) to offer privately their respective portions of the Securities as soon after this Agreement has become effective as in the judgment of the Initial Purchasers is advisable and (ii) initially to offer the Securities upon the terms set forth in the Offering Memorandum (as defined below).

          The Issuers confirm that they have authorized the Initial Purchasers, subject to the restrictions set forth below, to distribute copies of the Offering Memorandum in connection with the offering of the Securities. Each Initial Purchaser hereby makes to the Issuers the following representations and agreements:

          (a) it is a qualified institutional buyer within the meaning of Rule 144A under the Securities Act;

          (b) (A) it will not solicit offers for, or offer to sell, the Securities by any form of general solicitation or general advertising (as those terms are used in Regulation D under the Securities Act) and (B) it will solicit offers for the Securities only from, and will offer the Securities only to, (1) persons whom it reasonably believes to be "qualified institutional buyers" within the meaning of Rule 144A under the Securities Act or (2) upon the terms and conditions set forth in Annex I to
                                                                      -------
     this Agreement; and

          (c) it will deliver a copy of the Offering Memorandum to each person who acquires Securities from it.

          3. Payment for the Securities shall be made by wire transfer in immediately available funds, to the account specified by the Company to the Initial Purchasers no later than noon on the Business Day (as defined below) prior to the Closing Date (as defined below), on September 19, 1997, or at such other time on the same or such other date as the Initial Purchasers and the Issuers may agree upon in writing. The time and date of such payment are referred to herein as the "Closing Date." As used herein, the term "Business
                           ------------                             --------
Day" means any day other than a day on which banks are permitted or required to
---
be closed in New York City.

          Payment for the Securities shall be made against delivery to the nominee of The Depository Trust Company for the account of the Initial Purchasers of one or more global notes representing the Securities (collectively, the "Global Note"), with any transfer taxes payable in connection
                    -----------
with the transfer to the Initial Purchasers paid by the Company. The Global Note will be made available for inspection by the Initial Purchasers at the office of J.P. Morgan Securities Inc. at the address set forth above, or at such other location as the Company and the Initial Purchasers agree, not later than 1:00 P.M., New York City time, on the Business Day prior to the Closing Date.

          4. The Issuers, jointly and severally, represent and warrant to each Initial Purchaser as follows:

          (a) A preliminary offering memorandum, dated September 2, 1997 (the "Preliminary Offering Memorandum"), and an offering memorandum, dated
      -------------------------------
     September 16, 1997 (the "Offering Memorandum"), have been prepared in
                              -------------------
     connection with the offering of the Securities. The Preliminary Offering Memorandum or the Offering Memorandum and any amendments or supplements thereto did not and will not, as of their respective dates or as of the Closing Date, contain an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the foregoing shall not apply to statements or
     --------  -------
     omissions in the Preliminary Offering Memorandum, the Offering Memorandum or any amendment or supplement thereto made in reliance upon and in conformity with information relating to any Initial Purchaser furnished to the Company in writing by such Initial Purchaser expressly for use therein.

          (b) The financial statements, and the related notes thereto, included in the Offering Memorandum present fairly the financial position of (i) Operating Partners, (ii) the General Partner (as defined herein), (iii) United Cable Vision, Inc. (selected assets acquired by Operating Partners), (iv) Ashland and Defiance Clusters,
     (v) C4 Media Cable Southeast, Limited Partnership, (vi) American Cable Entertainment of Kentucky-Indiana, Inc., (vii) Triax Southeast Associates, L.P., (viii) A-R Cable Services-ME, Inc., (ix) New Hampshire/Vermont Systems (selected assets acquired from TCI Communications, Inc.) and (x) Cox Central Ohio Cluster (the entities specified in clauses (iii) through
     (x), collectively, the "Other Entities") as of the dates indicated and the
                             --------------
     results of operations of the Company and each of the Other Entities and the changes in their cash flows for the periods specified; said financial statements have been prepared in conformity with generally accepted accounting principles applied on a consistent basis. The pro forma financial statements, and the related notes thereto, and other pro forma financial information included in the Offering Memorandum have been prepared in accordance with the applicable requirements of the Securities Act with respect to pro forma financial statements and are based upon good faith estimates and assumptions believed by the Issuers to be reasonable.

          (c) Since the respective dates as of which information is given in the Offering Memorandum, there has not been any change in the equity interests or long-term debt of the Company or any of the Subsidiaries (as defined below), or any material adverse change, or any development involving a prospective material adverse change, in or affecting the general affairs, business, prospects, management, financial position, partners' equity or results of operations of the Company and the Subsidiaries, taken as a whole, otherwise than as set forth or contemplated in the Offering Memorandum (a "Material Adverse Change" or a "Prospective Material Adverse
                    -----------------------        ----------------------------
     Change," respectively). Except as set forth or contemplated in the Offering
     ------
     Memorandum, neither the Company nor any of the Subsidiaries has entered into any transaction or agreement (whether or not in the ordinary course of business) material to the Company and the Subsidiaries taken as a whole.

          (d) Each of the Issuers has been duly organized or incorporated, as the case may be, and is validly existing as a limited partnership or corporation, as the case may be, in good standing under the laws of the State of Delaware, with corporate or partnership power, as the case may be, and authority and all necessary material authoriza-
     tions, approvals, orders, licenses, certificates and permits of and from regulatory or governmental officials, bodies and tribunals to (i) own its properties and conduct its business in all material respects as described in the Offering Memorandum; and (ii) enter into, deliver, incur and perform its obligations under the Offering Agreements; and each of the Issuers has been duly qualified as a foreign limited partnership or foreign corporation, as the case may be, for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification, other than where the failure to be so qualified or in good standing, singly or in the aggregate with all other such failures, would not have a material adverse effect on the general affairs, business, prospects, management, financial position, partners' equity or results of operations of the Company and the Subsidiaries, taken as a whole (a "Material Adverse Effect").
      -----------------------

          (e) The Company has, and, as of the Closing Date, will have, the capitalization set forth in the Offering Memorandum under the caption "Capitalization" under the subheading "Actual". Except as set forth in the Offering Memorandum, all of the outstanding equity interests of the Company have been duly authorized and validly issued and are not subject to any preemptive or similar rights; and, except as described in or expressly contemplated by the Offering Memorandum, there are no outstanding rights (including, without limitation, preemptive rights), warrants or options to acquire, or instruments convertible into or exchangeable for, any equity interests in the Company or any of the Subsidiaries, or any contract, commitment, agreement, understanding or arrangement of any kind to which the Company or any of the Subsidiaries is a party relating to the issuance of any equity interests of the Company or of any such Subsidiary, any such convertible or exchangeable securities or any such rights, warrants or options.

          (f) Each of the subsidiaries of the Company (the "Subsidiaries") that
                                                            ------------
     is a corporation has been duly incorporated and is validly existing as a corporation under the laws of its jurisdiction of incorporation, with corporate power and authority to own and lease its properties and conduct its business as described in the Offering Memorandum, and has been duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties, or conducts any business, so as to require such qualification, other than where the failure to be so qualified or in good standing would not have a Material Adverse Effect. Each Subsidiary that is a limited partnership has been duly formed and is validly existing as a limited partnership in good standing under the laws of the state of its organization, with partnership power and authority to own and lease its properties and conduct its business as described in the Offering Memorandum, and has been duly qualified as a foreign limited partnership for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties, or conducts any business, so as to require such qualification, other than where the failure to be so qualified or in good standing would not have a Material Adverse Effect. All of the issued equity interests of each Subsidiary have been duly authorized and validly issued and, as to shares of capital stock of any Subsidiary that is a corporation, are fully paid and non-assessable, and (except as otherwise set forth in the Offering Memorandum) will be owned, as of the Closing Date, by the Company, directly or indirectly, free and clear of all material liens, encumbrances, security interests or claims, except for the pledge of such stock pursuant to the Senior Credit Facility (as defined in the Offering Memorandum) as described in the Offering Memorandum.

          (g) The general partner of the Company is FrontierVision Partners, L.P., a Delaware limited partnership (the "General Partner"), which has
                                                ---------------
     been duly organized and is validly existing as a limited partnership in good standing under the laws of the State of Delaware with full partnership power and authority to own its properties and to conduct its business as described in the Offering Memorandum, and has been duly qualified as a foreign limited partnership for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases property or conducts any business so as to require such qualification other than where the failure to be so qualified or in good standing would not reasonably be expected to have a Material Adverse Effect.

          (h) The general partner of the General Partner is FVP GP, L.P., a Delaware limited partnership ("FVPGP"), which has been duly organized and
                                    -----
     is validly existing as a limited partnership in good standing under the laws of the

     State of Delaware with full partnership power and authority to own its properties and to conduct its business as described in the Offering Memorandum, and has been duly qualified as a foreign limited partnership for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases property or conducts any business so as to require such qualification other than where the failure to be so qualified or in good standing would not reasonably be expected to have a Material Adverse Effect.

          (i) The general partner of FVPGP is FrontierVision Inc., a Delaware corporation ("FV Inc."), which has been duly incorporated and is validly
                   ------
     existing as a corporation in good standing under the laws of the State of Delaware with full corporate power and authority to own its properties and to conduct its business as described in the Offering Memorandum, and has been duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases property or conducts any business so as to require such qualification other than where the failure to be so qualified or in good standing would not reasonably be expected to have a Material Adverse Effect.

          (j) This Agreement has been duly authorized, executed and delivered by the Issuers.

          (k) The Registration Rights Agreement has been duly authorized, executed and delivered by the Issuers and constitutes a valid and legally binding agreement of the Issuers, enforceable in accordance with its terms except (a) the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, moratorium (whether general or specific), fraudulent conveyance or similar laws relating to or affecting the enforcement of creditors' rights generally, (b) the enforceability thereof may be subject to the application of general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law) and (c) no representation is made herein concerning the enforceability of (i) waivers of notice or of any other constitutional, statutory or common law rights, including, without limitation, waiver of stay, extension or usury laws, (ii) indemnification provisions to the extent such provisions are deemed to violate public policy or federal or state securities laws, and (iii) submissions to the personal jurisdiction of any particular court.

          (l) The Securities and the Exchange Securities (as defined in the Registration Rights Agreement) have been duly authorized by each of the Issuers, and, when issued and delivered pursuant to this Agreement or the Registration Rights Agreement, as the case may be, and duly authenticated by the Trustee, will have been duly executed, authenticated, issued and delivered and will constitute valid and binding obligations of each of the Issuers, entitled to the benefits provided by the Indenture, except (a) the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, moratorium (whether general or specific), fraudulent conveyance or similar laws relating to or affecting the enforcement of creditors' rights generally, (b) the enforceability thereof may be subject to the application of general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law) and (c) no representation is made herein concerning the enforceability of (i) waivers of notice or of any other constitutional, statutory or common law rights, including, without limitation, waiver of stay, extension or usury laws,
     (ii) indemnification provisions to the extent such provisions are deemed to violate public policy or federal or state securities laws, and (iii) submissions to the personal jurisdiction of any particular court; the Indenture has been duly authorized by each of the Issuers and, when executed and delivered by the Issuers and the Trustee (assuming due authorization, execution and delivery by the Trustee), the Indenture will constitute a valid and binding instrument; and the Securities and the Indenture will conform in all material respects to the descriptions thereof in the Offering Memorandum.

          (m) Neither the Company nor any of the Subsidiaries is, or with the giving of notice or lapse of time or both would be, in violation of or in default under its respective Certificate of Limited Partnership, Limited Partnership Agreement, Certificate of Incorporation or By-Laws (each an "Organizational Document"), as the case may be, or any indenture, mortgage,
      -----------------------
     deed of trust, loan agreement or other agreement or instrument to which any of them is a party or by which any of them or any of their respective properties is bound, except for violations and defaults which would not reasonably be expected to have a Material Adverse Effect; the issue and sale of the Securities and the performance by each of the Issuers of all of its obligations under the Offering Agreements and the consummation of the transactions herein and therein contemplated will not conflict with or result in a breach of any of the terms or provisions of, or constitute a default (including any default resulting after notice or lapse of time or both) under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of the Subsidiaries is a party or by which any of them is bound or to which any of the property or assets of any of them is subject, nor will any such action result in any violation of the provisions of any of their respective Organizational Documents or any applicable law or statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over any of them or any of their respective properties, including, without limitation, any law, statute, rule or regulation or any judgment, decree or order applicable to the cable television industry in general, except for conflicts, breaches, defaults and violations which would not reasonably be expected to have a Material Adverse Effect; and no consent, approval, authorization, order, license, registration or qualification of or with any such court or governmental agency or body, including, without limitation, under the Communications Act of 1934, as amended (the "Communications Act"), the Cable Communications Policy Act of
                   ------------------
     1984 (the "1984 Cable Act"), the Cable Television Consumer Protection and
                --------------
     Competition Act of 1992 (the "1992 Cable Act"), the Telecommunications Ac
                                   --------------
     of 1996 (the "1996 Telecom Act" and, together with the 1984 Cable Act and
                   ----------------
     the 1992 Cable Act, the "Cable Acts") or any order, rule or regulation of
                              ----------
     the Federal Communications Commission ("FCC"), is required for the issue
                                             ---
     and sale of the Securities, the execution and delivery by each of the Issuers of, and the performance by each of the Issuers of its obligations under, the Offering Agreements or the consummation by each of the Issuers of the transactions contemplated by the Offering Agreements, except (i) such consents, approvals, authorizations, orders, licenses, registrations or qualifications as have been obtained and are in full force and effect under the Communications Act, the Cable Acts or any order, rule or regulation of the FCC and such as may be required under state securities or Blue Sky laws in connection with the purchase and resale of the Securities by the Initial Purchasers, (ii) in the case of performance of the Registration Rights Agreement, such as may be required under the Securities Act and the Trust Indenture Act or (iii) where the failure to obtain such consents, approvals, authorizations, orders, licenses, registrations or qualifications would not reasonably be expected to have a Material Adverse Effect.

          (n) Other than as set forth or contemplated in the Offering Memorandum (including those matters referred to therein relating to general rulemakings and similar matters relating generally to the cable television industry, in each case on a national, regional, state or county basis), there are no legal or governmental investigations, actions, suits or proceedings pending or, to the best knowledge of each of the Issuers, threatened against or affecting the Company or any of the Subsidiaries or any of their respective properties or to which the Company or any of the Subsidiaries is or may be a party or to which any property of the Company or any of the Subsidiaries is or may be subject which, if determined adversely to the Company or any of the Subsidiaries, would individually or in the aggregate have, or would reasonably be expected to have, a Material Adverse Effect, and, to the best of each of the Issuers' knowledge, no such proceedings are threatened by governmental authorities or by others; and there are no statutes, regulations, contracts or other documents that would be required to be described in a registration statement or prospectus filed with the Commission with respect to a public offering of the Securities which are not described in the Offering Memorandum.

          (o) KPMG Peat Marwick LLP, who have certified certain financial statements of Operating Partners, the General Partner, A-R Cable Services -ME, Inc., and the New Hampshire/Vermont Systems, Piaker & Lyons, P.C., who have certified certain financial statements of United Video Cablevision, Inc., Deloitte & Touche LLP, who have certified certain financial statements of Ashland and Defiance Clusters, American Cable Entertainment of Kentucky-Indiana, Inc. and Cox Central Ohio Cluster, Williams, Rogers, Lewis & Co., P.C., who have certified certain financial statements of C4 Media Cable Southeast Limited Partnership, and Arthur Andersen LLP, who have certified certain financial statements of Triax Southeast Associates, L.P., respectively, are each independent public accountants as required by the Securities Act.

          (p) Each of the Company and the Subsidiaries has good and marketable title in fee simple to all material items of real property owned by it and good and marketable title to all material items of personal property owned by it, in each case free and clear of all liens, encumbrances and defects, except such as are described or referred to in the Offering Memorandum or such liens, encumbrances or defects as do not materially affect the value of such property and do not interfere with the use made or proposed to be made of such property by the Company or any of the Subsidiaries in such a manner as would reasonably be expected to result in a Material Adverse Effect; and any real property and buildings held under lease by the Company or any of the Subsidiaries are held by the Company or such Subsidiary under valid, existing and enforceable leases with such exceptions as are not material and do not interfere with the use made or proposed to be made of such property and buildings by the Company or any of the Subsidiaries in such a manner as would reasonably be expected to result in a Material Adverse Effect.

          (q) No relationship, direct or indirect, exists between or among the Company or any of the Subsidiaries, on the one hand, and the directors, officers, stockholders, holders of units of partnership interest, customers or suppliers of the Company or any of the Subsidiaries, on the other hand, which would be required by the Securities Act to be described in a registration statement or prospectus filed with the Commission with respect to a public offering of the Securities which is not described in the Offering Memorandum.

          (r) Neither of the Issuers is nor, after giving effect to the offering and sale of the Securities, will be an "investment company" or entity "controlled" by an "investment company," as such terms are defined in the Investment Company Act of 1940, as amended (the "Investment Company Act").
                                                      ----------------------

          (s) [Intentionally Omitted]

          (t) Each of the Company and the Subsidiaries owns or possesses, or can acquire on reasonable terms, adequate licenses, trademarks, service marks, trade names, copyrights and know-how (including trade secrets and other proprietary or confidential information, systems or procedures) (collectively, "intellectual property") necessary to conduct the business
                     ---------------------
     of the Existing Systems (as such term is defined in the Offering Memorandum) now or proposed to be operated by it as described in the Offering Memorandum, except where the failure to own, possess or have the ability to acquire any such intellectual property would not, individually or in the aggregate, be reasonably expected to have a Material Adverse Effect; and, except as disclosed in the Offering Memorandum, neither the Company nor any of the Subsidiaries has received any notice of in-fringement of or conflict with (and neither knows of any such infringement of or conflict with) asserted rights of others with respect to any of such intellectual property which, if any such assertions of infringement or conflict were sustained, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect.

          (u) Each of the Company and the Subsidiaries owns, possesses or has obtained, or can acquire on reasonable terms, all franchises, licenses, permits, certificates, consents, orders, approvals and other authorizations (collectively, "Permits") from, and has made all declarations and filings
                     -------
     (collectively, "Filings") with, all federal, state, local and other
                     -------
     governmental authorities including the FCC, and all courts and other tribunals (collectively, the "Governmental Authorities") required to own or
                                   ------------------------
     lease, as the case may be, and to operate the Existing Systems and to carry on the business of the Existing Systems in the manner and to the full extent now operated or proposed to be operated as described in the Offering Memorandum, except where the failure to obtain such Permits or make such Filings, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect; such Permits contain no materially burdensome restrictions not customarily imposed by Governmental Authorities on cable television systems of the same class and type as those owned by the Company and the Subsidiaries other than such as would not have a Material Adverse Effect; the execution and delivery by each of the Issuers of, and the performance by each of the Issuers of its obligations under, the Offering Agreements, the consummation of the transactions contemplated hereby and thereby, and the operation of the Existing Systems in the manner and to the full extent now operated or proposed to be operated as described in the Offering Memorandum, did not or will not result in a violation of the Communications Act, the Cable Acts or any order, rule or regulation of the FCC or any other Governmental Authority except for violations that, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect; the business and operations of the Company and the Subsidiaries comply in all respects with the Communications Act, the Cable Acts and all published orders, rules and regulations of the FCC except for any such non-compliance as would not reasonably be expected to have a Material Adverse Effect, and to the best of each of the Issuers' knowledge, no event has occurred which permits, or with notice or lapse of time or both would permit, the revocation or non-renewal of any Permits or Filings, or which might result in any other material impairment of the rights of the Company or any of the Subsidiaries in the Permits except for any such revocation, non-renewal or impairment which would not reasonably be expected to have a Material Adverse Effect; and, other than matters described in the Offering Memorandum and except as to any other matters relating generally to the cable television industry (in each case on a national, regional, state or county basis), there is no proceeding pending or, to each of the Issuers' best knowledge, threatened before the FCC or any other Governmental Authority that has or would be reasonably expected to have a Material Adverse Effect; and each of the Company and the Subsidiaries is in compliance with all laws and regulations relating to the conduct of its business as conducted as of the date hereof, except for any such non-compliance as would not reasonably be expected to have a Material Adverse Effect.

          (v) The statistical and market-related data included in the Offering Memorandum are based on or derived from sources which the Issuers believe to be reliable and accurate.

          (w) To the best knowledge of each of the Issuers, there are no existing or threatened labor disputes with the employees of the Company or any of the Subsidiaries which are reasonably likely to have a Material Adverse Effect.

          (x) Each of the Company and the Subsidiaries (i) is in compliance with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants ("Environmental Laws"), (ii) has received all permits,
                    ------------------
     licenses or other approvals required of it under applicable Environmental Laws to conduct its respective businesses and (iii) is in compliance with all terms and conditions of any such permit, license or approval, except where such non-compliance with Environmental Laws or failure to receive required permits, licenses or other approvals would not, singly or in the aggregate, reasonably be expected to have a Material Adverse Effect.

          (y) Each employee benefit plan, within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"),
                                                                       -----
     that is maintained, ad-
     ministered or contributed to by the Company or any of the Subsidiaries or any of their affiliates for employees or former employees of the Company or any of the Subsidiaries and their affiliates has been maintained in compliance in all material respects with its terms and the requirements of any applicable statutes, orders, rules and regulations, including but not limited to ERISA and the Internal Revenue Code of 1986, as amended (the "Code"); no prohibited transaction, within the meaning of Section 406 of
      ----
     ERISA or Section 4975 of the Code, has occurred with respect to any such plan excluding transactions effected pursuant to a statutory or administrative exemption; and for each such plan which is subject to the funding rules of Section 412 of the Code or Section 302 of ERISA no "accumulated funding deficiency" as defined in Section 412 of the Code has been incurred, whether or not waived, and the present value of all benefits accrued under such plan determined using reasonable actuarial assumptions does not materially exceed the fair market value of the assets of such plan (excluding for these purposes accrued but unpaid contributions).

          (z)  [Intentionally Omitted]

          (aa) Neither of the Issuers and, to the knowledge of the Issuers, no affiliate (as defined in Rule 501(b) of Regulation D under the Securities Act ("Regulation D")) (other than an Initial Purchaser) thereof has
           ------------
     directly, or through any agent, sold, offered for sale, solicited offers to buy or otherwise negotiated in respect of, any security (as defined in the Securities Act) which is or will be integrated with the sale of the Securities in a manner that would require the registration under the Securities Act of the offering contemplated by the Offering Memorandum.

          (bb) Neither of the Issuers and, to the knowledge of the Issuers, no person acting on behalf of either of them has offered or sold the Securities by means of any general solicitation or general advertising within the meaning of Rule 502(c) under the Securities Act or, with respect to Securities sold outside the United States to non-U.S. persons (as defined in Rule 902 under the Securities Act), by means of any directed selling efforts within the meaning of Rule 902 under the Securities Act, and the Issuers and all persons acting on their behalf have complied with and will implement the "offering restriction" within the meaning of such Rule 902.

          (cc) Assuming, and subject to, the accuracy of, and compliance with, the representations and agreements of the Initial Purchasers made herein, including, without limitation, pursuant to Annex I, it is not necessary in connection with the offer, sale and delivery of the Securities in the manner contemplated by this Agreement to register the Securities under the Securities Act or to qualify an indenture under the Trust Indenture Act.

          (dd) The Securities satisfy the requirements set forth in Rule 144A(d)(3) under the Securities Act.

          5. The Issuers, jointly and severally, covenant and agree with each of the Initial Purchasers as follows:

          (a) before distributing any amendment or supplement to the Offering Memorandum, to furnish to the Initial Purchasers a copy of the proposed amendment or supplement for review and not to distribute any such proposed amendment or supplement to which the Initial Purchasers reasonably object;

          (b) if, at any time prior to the completion of the Offering (as defined in the Offering Memorandum), any event shall occur as a result of which it is necessary to amend or supplement the Offering Memorandum in order that the Offering Memorandum does not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances when the Offering Memorandum is delivered to a purchaser, not misleading, or if it is necessary to amend or supplement the Offering Memorandum to comply with law, forthwith to prepare and furnish, at the expense of the Company, to the Initial Purchasers and to the dealers (whose names and addresses the Initial Purchasers will furnish to the Company) to which Securities may have been sold by the Initial Purchasers and to any other dealers upon request, such amendments or supplements to the Offering Memorandum as may be necessary so that the Offering Memorandum as so amended or supplemented will not contain an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances when the Offering Memorandum is delivered to a purchaser, not misleading or so that the Offering Memorandum will comply with law;

          (c) the Issuers will cooperate with the Initial Purchasers and their counsel in connection with the registra-
     tion or qualification of the Securities for offering and sale by the Initial Purchasers and by dealers under the securities or Blue Sky laws of such jurisdictions as the Initial Purchasers may reasonably request and will file such consents to service of process or other documents necessary or appropriate in order to effect such registration or qualification; provided that in no event shall any Issuer be obligated to qualify to do
     --------
     business as a foreign limited partnership or corporation, as the case may be, or as a securities dealer in any jurisdiction where it is not now so qualified or to take any action that would subject it to taxation or service of process in suits, other than those specifically arising out of the offering or sale of the Securities, in any jurisdiction where it is not now so subject;

          (d) for five years from the Closing Date, to furnish to the Initial Purchasers copies of all reports or other communications (financial or other) furnished to holders of Securities, and copies of any reports and financial statements furnished to or filed with the Commission or any national securities exchange;

          (e) during the period beginning on the date hereof and continuing to and including the Business Day following the Closing Date, not to offer, sell, contract to sell, or otherwise dispose of any debt securities of or guaranteed by the Company or any of the Subsidiaries which are substantially similar to the Securities;

          (f) to use the net proceeds received by the Company from the sale of the Securities pursuant to this Agreement in the manner specified in the Offering Memorandum under the caption "Use of Proceeds";

          (g) to use their best efforts to cause such Securities to be eligible for the PORTAL trading system ("PORTAL") of the National Association of Securities Dealers, Inc.;

          (h) during the period of two years after the Closing Date, the Company will not, and will not permit any of its "affiliates" (as defined in Rule 144 under the Securities Act) (other than any of the Initial Purchasers) to, resell any of the Securities which constitute "restricted securities" under Rule 144 that have been reacquired by any of them;

          (i) whether or not the transactions contemplated by this Agreement are consummated or this Agreement is terminated, to pay or cause to be paid all costs and expenses incident to the performance of their obligations hereunder, including without limiting the generality of the foregoing, all costs and expenses (i) incident to the preparation, issuance, execution, authentication and delivery of the Securities, including any expenses of the Trustee, (ii) incident to the preparation, printing and distribution of the Preliminary Offering Memorandum and the Offering Memorandum (including in each case all exhibits, amendments and supplements thereto), (iii) incurred in connection with the registration or qualification and determination of eligibility for investment of the Securities under the laws of such jurisdictions as the Initial Purchasers may designate (including reasonable fees of counsel for the Initial Purchasers and their disbursements), (iv) in connection with the listing of the Securities on any securities exchange or inclusion of the Securities on PORTAL, (v) in connection with the printing (including word processing and duplication costs) and delivery of the Preliminary and Supplemental Blue Sky Memoranda and any Legal Investment Survey and the furnishing to the Initial Purchasers and dealers of copies of the Preliminary Offering Memorandum and Offering Memorandum (and any amendments and supplements thereto), including mailing and shipping, as herein provided, (vi) payable to rating agencies in connection with the rating of the Securities, and (vii) incurred by the Issuers in connection with a "road show" presentation to potential investors; provided, however, that except as provided in this Section 5 or
                --------  -------
     otherwise provided in Section 7 or 10 hereof, the Initial Purchasers will pay all of their own costs and expenses, including, without limitation, the fees of their counsel;

          (j) to take all reasonable action that is appropriate or necessary to assure that offerings of other securities will not be integrated for purposes of the Securities Act with the offering contemplated hereby;

          (k) not to solicit any offer to buy or offer to sell Securities by means of any form of general solicitation or general advertising within the meaning of Rule 502(c) of Regulation D under the Securities Act;

          (l) while the Securities remain outstanding and are "restricted securities" within the meaning of Rule

     144(a)(3) under the Securities Act, to, during any period in which they are not subject to Section 13 or 15(d) under the Exchange Act, make available to the Initial Purchasers and any holder of Securities in connection with any sale thereof and any prospective purchaser of Securities, in each case upon request, the information specified in, and meeting the requirements of, Rule 144A(d)(4) ("Rule 144A(d)(4) Information") under the Securities
                           ---------------------------
     Act (or any successor thereto); and

          (m) not to take any action prohibited by Regulation M under the Exchange Act in connection with the distribution of the Securities contemplated hereby.

          6. The several obligations of the Initial Purchasers hereunder to purchase the Securities on the Closing Date are subject to the performance by each of the Issuers of its obligations hereunder and to the following additional conditions:

          (a) The representations and warranties of the Issuers contained herein shall be true and correct, in all material respects, on and as of the Closing Date as if made on and as of the Closing Date and the Issuers shall have complied, in all material respects, with all agreements and all conditions on their part to be performed or satisfied hereunder at or prior to the Closing Date.

          (b) Subsequent to the execution and delivery of this Agreement and prior to the Closing Date, there shall not have occurred any downgrading, nor shall any notice have been given of (i) any downgrading, (ii) any intended or potential downgrading or (iii) any review or possible change that does not indicate an improvement, in the rating accorded any securities of or guaranteed by the Company or any of the Subsidiaries by any "nationally recognized statistical rating organization", as such term is defined for purposes of Rule 436(g)(2) under the Securities Act.

          (c) Since the respective dates as of which information is given in the Offering Memorandum, there shall not have been any change in the equity interests or long-term debt of the Company or any of the Subsidiaries or any Material Adverse Change, or any development involving a Prospective Material Adverse Change, otherwise than as set forth or contemplated in the Offering Memorandum, the effect of which in the judgment of the Initial Purchasers makes it impracticable or inadvisable to proceed with the offering or the delivery of the Securities on the Closing Date on the terms and in the manner contemplated in the Offering Memorandum.

          (d) The Initial Purchasers shall have received on and as of the Closing Date a certificate of two executive officers of each of the Issuers, with specific knowledge about the Issuers' financial matters, reasonably satisfactory to the Initial Purchasers to the effect set forth in subsections (a) through (c) of this Section and to the further effect that there has not occurred any Material Adverse Change, or any development involving a Prospective Material Adverse Change.

          (e) Dow, Lohnes & Albertson, PLLC, counsel for the Issuers, shall have furnished to the Initial Purchasers their written opinion, dated the Closing Date, in form and substance reasonably satisfactory to the Initial Purchasers, to the effect that:

              (i) each of the Company and FrontierVision Operating Partners, L.P. ("Operating Partners") has been duly organized and is validly
                 ------------------
          existing as a limited partnership in good standing under the laws of the State of Delaware, with partnership power and authority to own its properties and conduct its business as described in the Offering Memorandum;

              (ii) each of Capital, FrontierVision Capital Corporation and FrontierVision Operating Partners Inc. has been duly incorporated and is validy existing as a corporation in good standing under the laws of the State of Delaware with corporate power and authority to own its properties and conduct its business as described in the Offering Memorandum;

              (iii) based solely on a review of certificates from the appropriate governmental authorities in each jurisdiction listed below, Operating Partners has been duly qualified as a foreign limited partnership for the transaction of business and is in good standing under the laws of Colorado, Georgia, Indiana, Kentucky, Maine, Maryland, Massachusetts, Michigan, New Hampshire, North Carolina, Ohio, Pennsylvania, Tennessee, Virginia and West Virginia;

              (iv) the General Partner has been duly organized and is validly existing as a limited partnership in good standing under the laws of the State of Delaware with full partnership power and authority to own its properties and to conduct its business as described in the Offering Memorandum, and, based solely on a review of certificates from the appropriate governmental authorities in such jurisdictions, has been duly qualified as a foreign limited partnership for the transaction of business and is in good standing under the laws of Colorado, Georgia, Maine, Maryland, Massachusetts, Michigan, New Hampshire, North Carolina, Ohio, Pennsylvania, Tennessee, Virginia and West Virginia;

              (v) FVPGP has been duly organized and is validly existing as a limited partnership in good standing under the laws of the State of Delaware with full partnership power and authority to own its properties and to conduct its business as described in the Offering Memorandum, and, based solely on a review of certificates from the appropriate governmental authorities in such jurisdictions, has been duly qualified as a foreign limited partnership for the transaction of business and is in good standing under the laws of Colorado, Georgia, Maine, Maryland, Massachusetts, Michigan, New Hampshire, North Carolina, Ohio, Pennsylvania, Tennessee, Virginia and West Virginia;

              (vi) FV Inc. has been duly organized and is validly existing as a corporation in good standing under the laws of the State of Delaware with full corporate power and authority to own its properties and to conduct its business as described in the Offering Memorandum, and, based solely on a review of certificates from the appropriate governmental authorities in such jurisdictions, has been duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of Colorado, Georgia, Maine, Maryland, Michigan, New Hampshire, North Carolina, Ohio, Pennsylvania, Tennessee, Virginia and West Virginia;

              (vii) to such counsel's knowledge, based solely upon its review of the publicly available records of the FCC and upon inquiry of Operating Partners' management, and only with respect to the period that the Existing Systems have been owned by Operating Partners, other than as set forth or contemplated in the

          Offering Memorandum (including those matters referred to therein relating to general rulemakings and similar matters relating generally to the cable television industry (in each case on a national, regional, state or county basis)), there are no legal or governmental investigations, actions, suits or proceedings pending or threatened against or affecting specifically the Company or any of the Subsidiaries or any of their respective properties or to which the Company or any of the Subsidiaries is or may be a party or to which any property of the Company or any of the Subsidiaries is or may be subject which, if determined adversely to the Company or any of the Subsidiaries, would individually or in the aggregate have, or reasonably be expected to have, a Material Adverse Effect;

              (viii) this Agreement and the Registration Rights Agreement have been duly authorized, executed and delivered by each of the Issuers;

              (ix) assuming due authorization, execution and delivery of the Indenture by the Trustee, the Securities have been duly authorized, executed and delivered by each of the Issuers and, when duly authenticated in accordance with the terms of the Indenture and delivered to and paid for by the Initial Purchasers in accordance with the terms of this Agreement, will constitute valid and binding obligations of each of the Issuers entitled to the benefits provided by the Indenture, enforceable in accordance with the terms thereof except (a) the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, moratorium (whether general or specific), fraudulent conveyance or similar laws relating to or affecting the enforcement of creditors' rights generally, (b) the enforceability thereof may be subject to the application of general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law) and (c) no opinion shall be expressed concerning the enforceability of (i) waivers of notice or of any other constitutional, statutory or common law rights, including, without limitation, waiver of stay, extension or usury laws, (ii) indemnification provisions to the extent such provisions are deemed to violate public policy or federal or state securities laws, and (iii) submis-sion to the personal jurisdiction of any particular court;

              (x) the Indenture has been duly authorized, executed and delivered by each of the Issuers and (assuming the due authorization, execution and delivery thereof by the Trustee) constitutes a valid and binding instrument of each of the Issuers, enforceable against each of the Issuers in accordance with its terms, except (a) the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, moratorium (whether general or specific), fraudulent conveyance or other similar laws relating to or affecting creditors' rights generally, (b) the enforceability thereof may be subject to the application of general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law) and (c) no opinion shall be expressed concerning the enforceability of (i) waivers of notice or of any other constitutional, statutory or common law rights, including, without limitation, waiver of stay, extension or usury laws, (ii) indemnification provisions to the extent such provisions are deemed to violate public policy or federal or state securities laws, and (iii) submission to the personal jurisdiction of any particular court;

              (xi) the Securities, the Indenture and the Registration Rights Agreement conform in all material respects to the descriptions thereof in the Offering Memorandum under the caption "Description of the Notes";

              (xii) the execution and delivery of the Offering Agreements, the issuance and sale of the Securities and the performance by each of the Issuers of its obligations under the Securities and the Offering Agreements and the consummation of the transactions herein and therein contemplated will not conflict with or result in a breach of any of the terms or provisions of, or constitute a default (including any default resulting after notice or lapse of time or both) under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument that has been filed as an exhibit to any registration statement or periodic or current report filed by the Company or any of the Subsidiaries with the Commission, nor will any such action result in any viola-tion of the provisions of the Organizational Documents of the Company or any of the Subsidiaries or the Communications Act, the Cable Acts, any rule or regulation of the FCC or any other law or statute customarily applicable to transactions of the type contemplated by the Offering Agreements or, to such counsel's knowledge, any other applicable law or statute or, to such counsel's knowledge, any order, rule or regulation of any court or governmental agency or body having jurisdiction over any of them or any of their respective properties, including, without limitation, any federal law, statute, rule or regulation, or to such counsel's knowledge, any judgment, decree or order specifically and primarily applicable to the cable television industry (as opposed to such items generally applicable to other industries), except for conflicts, breaches, defaults and violations which individually and in the aggregate would not reasonably be expected to have a Material Adverse Effect;

              (xiii) no consent, approval, authorization, order, license, registration or qualification of or with any court or governmental agency or body customarily required for transactions of the type contemplated by the Offering Agreements, including, without limitation, under the Communications Act, the Cable Acts or any order, rule or regulation of the FCC, is required for the issuance and sale of the Securities, the execution and delivery by each of the Issuers of, and the performance by each of the Issuers of its obligations under, the Offering Agreements or the consummation by each of the Issuers of the transactions contemplated by the Offering Agreements, except such consents, approvals, authorizations, orders, licenses, registrations or qualifications (i) as have been obtained and are in full force and effect under the Communications Act, the Cable Acts or any order, rule or regulation of the FCC and such as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of the Securities by the Initial Purchasers,
          (ii) in the case of the performance of the Registration Rights Agreement, such as may be required under the Securities Act or the Trust Indenture Act or (iii) that may be required in the future due to the operations or actions of the Company or any of the Subsidiaries, the cable systems of Operating Partners or affiliated parties;

              (xiv) the statements in the Offering Memorandum under the captions "Risk Factors-- Regulation in the Cable Television Industry" and "Legislation and Regulation," insofar as such statements summarize applicable provisions of the Communications Act, the Cable Acts and the published orders, rules and regulations of the FCC promulgated thereunder, are accurate summarizies in all material respects of the provisions purported to be summarized under such captions in the Offering Memorandum, and the FCC statutes and regulations summarized under such captions are the FCC statutes and regulations that are material to the business of the Company and the Subsidiaries as described in the Offering Memorandum;

              (xv) neither of the Issuers is nor, after giving effect to the offering and sale of the Securities, will be an "investment company" or entity "controlled" by an "investment company", as such terms are defined in the Investment Company Act;

              (xvi) the statements made in the Offering Memorandum under the caption "Certain Federal Income Tax Consequences," insofar as they purport to constitute summaries of matters of United States federal tax law and regulations or legal conclusions with respect thereto, constitute accurate summaries of the matters described therein in all material respects;

              (xvii) no registration under the Securities Act of the Securities is required in connection with the sale of the Securities to the Initial Purchasers as contemplated by this Agreement and the Offering Memorandum or in connection with the initial resale of the Securities by the Initial Purchasers in accordance with Section 2 (including Annex I) of this Agreement, and prior to the commencement of the
          -------
          Exchange Offer (as defined in the Registration Rights Agreement) or the effectiveness of the Shelf Registration Statement (as defined in the Registration Rights Agreement), the Indenture is not required to be qualified under the Trust Indenture Act, in each case (i) assuming that the purchasers who buy the Securities in the initial resales are Qualified Institutional Buyers or non-U.S. Persons (as defined in

          Rule 902 under the Act), and (ii) assuming, and subject to, the accuracy of, and compliance with, the Initial Purchasers' representations and agreements and those of the Issuers contained in this Agreement (including, without limitation, pursuant to Annex I) regarding the absence of a general solicitation in connection with the sale of the Securities to the Initial Purchasers and the initial resales thereof (it being understood that no opinion is expressed as to any subsequent resale of any of the Securities); and

              (xviii) nothing has come to such counsel's attention to lead such counsel to believe that (except for the financial statements and other financial information and statistical data included therein as to which such counsel need express no belief) neither the Offering Memorandum nor any amendment or supplement thereto made by the Issuers prior to the Closing Date contained as of its date or contains as of the Closing Date any untrue statement of a material fact or omitted as of its date or omits as of the Closing Date to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

          In rendering such opinions, such counsel may rely as to matters of fact, to the extent such counsel deems proper, on certificates of responsible officers of the Issuers and certificates or other written statements of public officials. With respect to the matters to be covered in subparagraph (xviii) above, such counsel's opinion may state that their opinion and belief expressed therein is based upon their participation in conferences with officers and other representatives of the Issuers, representatives of the independent certified public accountants of the Issuers, and representatives and counsel of the Initial Purchasers, at which conferences the contents of the Offering Memorandum and related matters were discussed and that such counsel is not passing upon and does not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Offering Memorandum and has not made an independent investigation, check or verification of facts for the purpose of rendering their opinion.

          The opinion of Dow, Lohnes & Albertson, PLLC described above shall be rendered to the Initial Purchasers at the request of the Issuers and shall so state therein.

          (f) The Initial Purchasers shall have received on and as of the Closing Date an opinion of Cahill Gordon & Reindel, counsel to the Initial Purchasers, with respect to such matters as the Initial Purchasers may reasonably request, and such counsel shall have received such papers and information as they may reasonably request to enable them to pass upon such matters.

          (g) On the date of the issuance of the Offering Memorandum and also on the Closing Date, each of KPMG Peat Marwick (Denver), KPMG Peat Marwick (Jericho) and Deloitte & Touche (Atlanta) shall have furnished to the Initial Purchasers letters, dated the respective dates of delivery thereof, in form and substance satisfactory to the Initial Purchasers, containing statements and information of the type customarily included in accountants' "comfort letters" with respect to the financial statements and certain financial information contained in the Offering Memorandum.

          (h) The Issuers shall have executed and delivered the Registration Rights Agreement.

          (i) On the Closing Date, the Senior Credit Facility (as defined in the Offering Memorandum) shall be in full force and effect with respect to Operating Partners on the terms described in the Offering Memorandum and no breach or violation of any of the material terms or provisions thereof or Event of Default (as defined in the Senior Credit Facility) (or an event which, with notice or lapse of time or both, would constitute an Event of Default) thereunder shall exist.

          (j) On or prior to the Closing Date, the Issuers shall have furnished to the Initial Purchasers such further certificates and documents as the Initial Purchasers shall reasonably request.


          7. The Issuers, jointly and severally, agree to indemnify and hold harmless each Initial Purchaser, and each person, if any, that controls any Initial Purchaser within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any and all losses, claims, damages and liabilities (including, without limitation, the reasonable legal fees and other expenses incurred in connection with any suit, action or proceeding or any claim asserted) caused by any untrue statement or alleged untrue statement of a material fact contained in the Preliminary Offering Memorandum, the Offering Memorandum or any amendment or supplement thereto, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages or liabilities are caused by any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with information relating to any Initial Purchaser furnished to the Issuers in writing by such Initial Purchaser expressly for use therein; provided, however,
                                                             --------  -------
that neither of the Issuers shall be liable to the Initial Purchasers or any other person affiliated or associated therewith under the indemnification provided for in this Section 7 to the extent that any such loss, claim, damage or liability of such Initial Purchaser or other person results from the fact that such Initial Purchaser sold Securities to a person or entity as to whom it shall be established that there was not sent or given, at or prior to the written confirmation of such sale, a copy of the Offering Memorandum or of the Offering Memorandum as then amended or supplemented if the Company has previously furnished copies thereof in sufficient quantity to the Initial Purchasers, and the Offering Memorandum or the Offering Memorandum as then amended or supplemented would have cured the defect giving rise to such loss, claim, damage or liability.

          Each Initial Purchaser agrees, severally and not jointly, to indemnify and hold harmless each of the Issuers, its directors and executive officers and each person that controls either of the Issuers within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act, to the same extent as the foregoing indemnity from the Issuers to each Initial Purchaser, but only with reference to information relating to such Initial Purchaser furnished to the Issuers in writing by such Initial Purchaser expressly for use in the Preliminary Offering Memorandum, the Offering Memorandum or any amendment or supplement thereto.

          If any suit, action, proceeding (including any governmental or regulatory investigation), claim or demand shall be brought or asserted against any person in respect of which indemnity may be sought pursuant to either of the two preceding paragraphs, such person (the "Indemnified Person") shall promptly
                                            ------------------
notify the person against whom such indemnity may be sought (the "Indemnifying
                                                                  ------------
Person") in writing, and the Indemni-
------
fying Person, upon request of the Indemnified Person, shall retain counsel reasonably satisfactory to the Indemnified Person to represent the Indemnified Person and any others the Indemnifying Person may designate in such proceeding and shall pay the reasonable fees and expenses of such counsel related to such proceeding. In any such proceeding, any Indemnified Person shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Person unless (i) the Indemnifying Person and the Indemnified Person shall have mutually agreed to the contrary, (ii) the Indemnifying Person has failed within a reasonable time to retain counsel reasonably satisfactory to the Indemnified Person or (iii) the named parties in any such proceeding (including any impleaded parties) include both the Indemnifying Person and the Indemnified Person and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the Indemnifying Person shall not, in connection with any proceeding or related proceeding in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all Indemnified Persons, and that all such fees and expenses shall be reimbursed as they are incurred. Any such separate firm for the Initial Purchasers and such control persons of Initial Purchasers shall be designated in writing by J.P. Morgan Securities Inc. and any such separate firm for the Issuers, their directors, their respective executive officers and such control persons of either of the Issuers shall be designated in writing by the Company. The Indemnifying Person shall not be liable for any settlement of any proceeding effected without its written consent (not to be unreasonably withheld or delayed), but if settled with such consent or if there be a final judgment for the plaintiff, the Indemnifying Person agrees to indemnify any Indemnified Person from and against any loss or liability by reason of such settlement or judgment to the extent provided in this Section 7. Notwithstanding the foregoing sentence, if at any time an Indemnified Person shall have requested an Indemnifying Person to reimburse the Indemnified Person for fees and expenses of counsel as contemplated by the third sentence of this paragraph, the Indemnifying Person agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by such Indemnifying Person of the aforesaid request and (ii) such Indemnifying Person shall not have reimbursed Indemnified Person in accordance with said third sentence prior to the date of such settlement to the extent it considers such request to be reasonable or provided written notice to the Indemnified Person to substantiate the non-payment of the unpaid balance as reasonable. No Indemnifying Person shall, without the prior written consent of the Indemnified Person (not to be unreasonably withheld or delayed), effect any settlement of any pending or threatened proceeding in respect of which any Indemnified Person is or could have been a party and indemnity could have been sought hereunder by such Indemnified Person, unless such settlement includes an unconditional written release, in form and substance reasonably satisfactory to such Indemnified Person, of such Indemnified Person from all liability on claims that are the subject matter of such proceeding.


          If the indemnification provided for in the first and second paragraphs of this Section 7 is unavailable to an Indemnified Person in respect of any losses, claims, damages or liabilities referred to therein, then each Indemnifying Person under such paragraph, in lieu of indemnifying such Indemnified Person thereunder, shall contribute to the amount paid or payable by such Indemnified Person as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Issuers on the one hand and the Initial Purchasers on the other hand from the offering of the Securities or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Issuers on the one hand and the Initial Purchasers on the other hand in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Issuers on the one hand and the Initial Purchasers on the other hand shall be deemed to be in the same respective proportions as the net proceeds from the offering (before deducting expenses but after deducting the discount to the Initial Purchasers) received by the Issuers and the total discounts and commissions received by the Initial Purchasers, in each case as set forth in the table on the cover of the Offering Memorandum, bear to the aggregate offering price of the Securities. The relative fault of the Issuers on the one hand and the Initial Purchasers on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Issuers or by the Initial Purchasers and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

          The Issuers and the Initial Purchasers agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation (even if the Initial Purchasers were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in the immediately preceding paragraph. The amount paid or payable by an Indemnified Person as a result of the losses, claims, damages and liabilities referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any reasonable legal or other expenses incurred by such Indemnified Person in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 7, in no event shall an Initial Purchaser be required to contribute any amount in excess of the amount by which the total price at which the Securities purchased by it were offered in connection with the initial resale of the Securities exceeds the amount of any damages that such Initial Purchaser has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Initial Purchasers' obligations to contribute pursuant to this Section 7 are several in proportion to the respective principal amount at maturity of Securities set forth opposite their names in Schedule I hereto, and not joint.
               ----------

          The remedies provided for in this Section 7 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

          The indemnity and contribution agreements contained in this Section 7 and the representations and warranties of the Issuers set forth in this Agreement shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of any Initial Purchaser or any person controlling any Initial Purchaser or by or on behalf of the Issuers, such Issuers' respective officers or directors or any other person controlling either of the Issuers and (iii) acceptance of and payment for any of the Securities.

          8. Notwithstanding anything herein contained, this Agreement may be terminated in the absolute discretion of the Initial Purchasers, by notice given to the Issuers, if after the execution and delivery of this Agreement and prior to the Closing Date (i) trading generally shall have been suspended or materially limited on or by, as the case may be, any of the New York Stock Exchange, the American Stock Exchange or the National Association of Securities Dealers, Inc., (ii) trading of any securities of or guaranteed by the Company or any of the Subsidiaries shall have been suspended on any exchange or in any over-the-counter market, (iii) a general moratorium on commercial banking activities in New York shall have been declared by either Federal or New York State authorities, or (iv) there shall have occurred any outbreak or escalation of hostilities or any change in financial markets or any calamity or crisis that, in the judgment of the Initial Purchasers, is material and adverse and which, in the judgment of the Initial Purchasers, makes it impracticable to market the Securities on the terms and in the manner contemplated in the Offering Memorandum.

          9. This Agreement shall become effective upon the execution and delivery hereof by the parties hereto.

          If on the Closing Date, any one or more of the Initial Purchasers shall fail or refuse to purchase Securities which it or they have agreed to purchase hereunder, and the aggregate principal amount at maturity of Securities which such defaulting Initial Purchaser or Initial Purchasers agreed but failed or refused to purchase is not more than one-tenth of the aggregate principal amount at maturity of Securities to be purchased on such date, the other Initial Purchasers shall be obligated severally in the proportions that the principal amount at maturity of Securities set forth opposite their respective names in
Schedule I bears to the aggregate principal amount at maturity of Securities set
----------
forth opposite the names of all such non-defaulting Initial Purchasers, or in such other proportions as the Initial Purchasers may specify, to purchase the Securities which such defaulting Initial Purchaser or Initial Purchasers agreed but failed or refused to purchase on such date; provided, however, that in no
                                                --------  -------
event shall the principal amount at maturity of Securities that any Initial Purchaser has agreed to purchase pursuant to Section 1 be increased pursuant to this Section 9 by an amount in excess of one-ninth of such principal amount at maturity of Securities without the written consent of such Initial Purchaser. If on the Closing Date, any Initial Purchaser or Initial Purchasers shall fail or refuse to purchase Securities which it or they have agreed to purchase hereunder, and the aggregate principal amount at maturity of Securities with respect to which such default occurs is more than one-tenth of the aggregate principal amount at maturity of Se-curities to be purchased, and arrangements satisfactory to the Initial Purchasers and the Issuers for the purchase of such Securities are not made within 36 hours after such default, this Agreement shall terminate without liability on the part of any non-defaulting Initial Purchaser or the Issuers. In any such case either the Initial Purchasers or the Company shall have the right to postpone the Closing Date, but in no event for longer than seven days, in order that the required changes, if any, in the Offering Memorandum or in any other documents or arrangements may be effected. Any action taken under this paragraph shall not relieve any defaulting Initial Purchaser from liability in respect of any default of such Initial Purchaser under this Agreement or the offering contemplated hereunder.

          10. If this Agreement shall be terminated by the Initial Purchasers, or any of them, because of any failure or refusal on the part of either of the Issuers to comply with the terms or to fulfill any of the conditions of this Agreement, or if for any reason either of the Issuers shall be unable to perform its obligations under this Agreement or any condition of the Initial Purchasers' obligations cannot be fulfilled, the Issuers agree to reimburse the Initial Purchasers or such Initial Purchasers as have so terminated this Agreement with respect to themselves, severally, for all out-of-pocket expenses (including the reasonable fees and expenses of their counsel) reasonably incurred by such Initial Purchasers in connection with this Agreement or the offering contemplated hereunder, but the Issuers shall then be under no further liability to the Initial Purchasers except as provided in Section 5(i) and Section 7 hereof.

          11. This Agreement shall inure to the benefit of and be binding upon the Issuers, the Initial Purchasers, any controlling persons referred to herein and their respective successors and assigns. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any other person, firm or corporation any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. No purchaser of Securities from any Initial Purchaser shall be deemed to be a successor by reason merely of such purchase.

          12. Any action by the Initial Purchasers hereunder may be taken by J.P. Morgan Securities Inc. alone on behalf of the Initial Purchasers, and any such action taken by J.P. Morgan Securities Inc. alone shall be binding upon the Initial Purchasers. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to the Initial Purchasers shall be given to the Initial Purchasers c/o J.P. Morgan Securities Inc., 60 Wall Street, New York, New York 10260 (telecopy: 212/648-5121 or 212/648-5951); Attention: Syndicate Department. Notices to the Issuers shall be given at c/o FrontierVision Holdings, L.P., 1777 South Harrison Street, Suite P-200, Denver, CO 80210 (telecopy: (303) 757-6105); Attention: John S. Koo, Senior Vice President and Chief Financial Officer.

          13. This Agreement may be signed in counterparts, each of which shall be an original and all of which together shall constitute one and the same instrument.

          14. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without giving effect to the conflicts of laws provisions thereof.

          If the foregoing is in accordance with your understanding, please sign and return four counterparts hereof.

                                   Very truly yours,

                                   FRONTIERVISION HOLDINGS, L.P.

                                   By:  FrontierVision Partners,
                                          L.P., its general partner

                                   By:  FVP GP, L.P., its general
                                          partner

                                   By:  FrontierVision Inc., its
                                          general partner



                                   By: /s/ James W. McHose
                                      ---------------------------------
                                      Title: Vice President & Treasurer


                                   FRONTIERVISION HOLDINGS CAPITAL
                                     CORPORATION



                                   By: /s/ James W. McHose
                                      ---------------------------------
                                      Title: Vice President & Treasurer


Accepted:  September 16, 1997

J.P. Morgan Securities Inc.
Chase Securities Inc.
CIBC Wood Gundy Securities Corp.
First Union Capital Markets Corp.

By: J.P. Morgan Securities Inc.
Acting on behalf of itself and
the several Initial Purchasers
listed in Schedule I hereto.



By: /s/ Steven Tulip
   ---------------------------------
   Title: Vice President

                                     ANNEX I


          (A) The Securities have not been and will not be registered under the Securities Act and may not be offered or sold within the United States or to, or for the account or benefit of, U.S. persons except in accordance with Regulation S under the Securities Act or pursuant to an exemption from the registration requirements of the Securities Act. Each Initial Purchaser represents that it has offered and sold the Securities and will offer and sell the Securities (i) as part of their distribution at any time and (ii) otherwise until 40 days after the later of the commencement of the offering and the Closing Date, only in accordance with Rule 903 of Regulation S, Rule 144A or pursuant to paragraph B of this Annex under the Securities Act. Accordingly, each Initial Purchaser agrees that neither it, its affiliates nor any persons acting on its or their behalf has engaged or will engage in any directed selling efforts with respect to the Securities and it and they have complied and will comply with the offering restrictions requirement of Regulation S. Each Initial Purchaser agrees that, at or prior to confirmation of sale of Securities (other than a sale pursuant to Rule 144A or paragraph B of this Annex), it will have sent to each distributor, dealer or person receiving a selling concession, fee or other remuneration that purchases Securities from it during the restricted period a confirmation or notice to substantially the following effect:

          "The Securities covered hereby have not been registered under the U.S. Securities Act of 1933 (the "Securities Act") and may not be offered and
                                  --------------
     sold within the United States or to, or for the account or benefit of, U.S. persons (i) as part of their distribution at any time or (ii) otherwise until 40 days after the later of the commencement of the offering and the closing date, except in either case in accordance with Regulation S (or Rule 144A if available) under the Securities Act. Terms used above have the meaning given to them by Regulation S."

Terms used in this paragraph have the meanings given to them by Regulation S.

          Each Initial Purchaser further agrees that it has not entered and will not enter into any contractual arrangement with respect to the distribution or delivery of the Securities, except with its affiliates or with the prior written consent of the Company.

          (B) Notwithstanding the foregoing, Securities in registered form may be offered, sold and delivered by the Ini-tial Purchasers in the United States and to U.S. persons pursuant to Section 2 of this Agreement without delivery of the written statement required by paragraph (A) above.

          (C) Each Initial Purchaser further represents and agrees that (i) it has not offered or sold, and will not offer or sell, in the United Kingdom by means of any document, any Securities other than to persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments (as principal or agent) for the purposes of their business or which it is reasonable to expect will so do, or in circumstances which do not otherwise constitute an offer to the public within the meaning of the Public Offers of Securities Regulations 1995 of Great Britain, (ii) it has complied, and will comply, with all applicable provisions of the Financial Services Act 1986 and any regulation promulgated thereunder of Great Britain with respect to anything done by it in relation to the Securities in, from or otherwise involving the United Kingdom, and (iii) it has only issued or passed on, and will only issue or pass on, in the United Kingdom, any document received by it in connection with the issuance of the Securities to a person who is of a kind described in Article 11(3) of the Financial Services Act 1986 (Investment Advertisements) (Exemptions) Order 1995 of Great Britain or is a person to whom the document may otherwise lawfully be issued or passed on.

          (D) Each Initial Purchaser agrees that it will not offer, sell or deliver any of the Securities in any jurisdiction outside the United States except under circumstances that will result in compliance with the applicable laws thereof, and that it will take at its own expense whatever action is required to permit its purchase and resale of the Securities in such jurisdictions. Each Initial Purchaser understands that no action has been taken to permit a public offering in any jurisdiction outside the United States where action would be required for such purposes. Each Initial Purchaser agrees not to cause any advertisement of the Securities to be published in any newspaper or periodical or posted in any public place and not to issue any circular relating to the Securities.

                                   SIGNATURES


          IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

                            FRONTIERVISION HOLDINGS, L.P.

                            By:  FrontierVision Partners, L.P.,
                                    its general partner

                            By:  FVP GP, L.P.,
                                    its general partner

                            By:  FrontierVision Inc.,
                                    its general partner


                            By:
                                 ---------------------------------------
                                 Title:



                            FRONTIERVISION HOLDINGS CAPITAL
                              CORPORATION


                            By:
                                 ---------------------------------------
                                 Title:



                            J.P. MORGAN SECURITIES INC.
                            CHASE SECURITIES INC.
                            CIBC WOOD GUNDY SECURITIES CORP.
                            FIRST UNION CAPITAL MARKETS CORP.

                            By:  J.P. Morgan Securities Inc.

                            By:
                                 ---------------------------------------
                                 Title:

                                                                      SCHEDULE I


                                                            Principal Amount
                                                            at Maturity of
                                                            Securities to Be
Initial Purchaser                                           Purchased
-----------------                                           ----------------
J.P. Morgan Securities Inc............................          $130,707,500
Chase Securities Inc..................................            71,295,000
CIBC Wood Gundy Securities Corp.......................            23,765,000
First Union Capital Markets Corp......................            11,882,500
                                                                ------------

     Total............................................          $237,650,000
                                                                 ===========
